Exhibit 3.54

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

FIRST: The name of the limited liability company is TUTOR PACIFIC CONSTRUCTION, LLC

SECOND: The address of its Registered Office in the State of Delaware is 15 EAST NORTH STREET in the City of DOVER, County of KENT. The name of its Registered Agent at such address is PARACORP INCORPORATED

THIRD: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is                               .”)

FOURTH: (Insert any other matters the members determine to include herein.)

THE PURPOSE OF THE COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE LIMITED LIABILITY COMPANY STATUTES AND LAW. THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY ITS MEMBER(S).

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of TUTOR PACIFIC CONSTRUCTION, LLC this day of 11th of MARCH, 1998

BY:	/s/John D. Barrett

Authorized Person(s)

NAME:	John D. Barrett

(Typed or Printed)